                                                                     EXHIBIT 4.6

EMPLOYEE BOOKLET

APACHE UK SHARE INCENTIVE PLAN

GLOSSARY OF TERMS

APACHE GROUP                 Apache Corporation and     PLAN CHANGE FORM           the form you need to
                             any of its subsidiary                                 complete to alter,
                             companies.                                            suspend or cease your
                                                                                   contributions.

APPLICATION FORM             the Partnership Share      PLAN STATEMENT             bi-annual personalised
                             Agreement form that you                               statement. It shows a
                             need to complete to join                              summary of the
                             the Plan.                                             transactions during the
                                                                                   previous six months.

THE COMPANY                  Apache North Sea Limited.  SALE FORM                  the form you need to
                                                                                   complete to sell your
                                                                                   Shares.

DIVIDEND                     the portion of a           SHARE                      a unit of ownership in
                             company's earnings that                               Common Stock of Apache
                             is periodically paid to                               Corporation. They are
                             its shareholders.                                     bought by people who
                             Dividends are never                                   wish to invest in the
                             guaranteed and may be                                 Apache Corporation's
                             increased, decreased or                               potential future
                             not paid.                                             success. Dividend
                                                                                   payments can be made
                                                                                   to shareholders and
                                                                                   there is potential for
                                                                                   capital growth if the
                                                                                   share price increases.

DIVIDEND SHARES              Shares bought with         SHAREHOLDER                anyone owning one or
                             dividends paid on Shares                              more shares in a company.
                             already in the Plan.

MARKET VALUE                 the price of publicly      SPECIAL CIRCUMSTANCES      injury, disability,
                             traded shares of Apache                               redundancy, retirement
                             Corporation, it is the                                (at or before normal
                             price the shares can be                               retirement age as long
                             bought and sold for on                                as this is over the age
                             the New York Stock                                    of 50), death, sale of a
                             Exchange.                                             business or company (see
                                                                                   page 8).

MATCHING SHARES              Shares which are           TRANSFER FORM              the form you need to
                             allocated to you at the                               complete to transfer
                             rate of two Shares for                                your Shares into your
                             every one Partnership                                 name or to a broker
                             Share you buy.                                        account.

NICs                         National Insurance         THE TRUSTEE                of the Plan is Capita
                             contributions.                                        IRG Trustees Limited. The
                                                                                   Trustee is responsible
                                                                                   for the administration of
                                                                                   the Plan. The Trustee
                                                                                   will also send out Plan
                                                                                   Statements.

PARTNERSHIP SHARE            Shares bought with your
                             monthly contributions
                             from your pay,

PAYE EARNINGS                pre-income tax and NICs.
                             your total earnings
                             subject to Pay As Your
                             Earn deductions (PAYE)
                             less expenses and
                             certain benefits in kind.

PLAN                         the Apache U.K. Share
                             Incentive Plan (SIP).

Contents

Glossary of terms                                          (INSIDE FRONT COVER)

Overview                                                            2

Summary of how the Plan works                                       3

How do I join the Plan?                                             4

Partnership Shares                                                  5

Matching Shares                                                     5

Example of how the Plan works                                       6

Dividend Shares                                                     7

Leaving the Apache Group                                            8

Your tax position                                                   9

Share ownership                                                    11

Selling or transferring your shares                                12

Further information                                        (INSIDE BACK COVER)

Overview

The Apache U.K. Share Incentive Plan (the Plan) allows you to build up your stake in our parent company, Apache Corporation, and to share in its future success by giving you the chance to purchase Shares and receive free Matching Shares given to you by the Company.

PARTNERSHIP SHARES: Contribute up to L125 per month out of pre-tax and pre-National Insurance (NICs) salary to buy Apache CorporaTion Shares.

MATCHING SHARES: Receive two Apache Corporation shares for each Partnership Share you buy.

DIVIDEND SHARES: Reinvest dividends on your Shares in the Plan to buy more Apache Corporation Shares.

All the Shares in the Plan are yours from the day they are allocated to you, so you will be entitled to receive dividends and vote on those Shares, but they are held in the Plan on your behalf. In order to qualify for full tax advantages, you normally have to leave them in the Plan for five years (three years for Dividend Shares).

This booklet provides you with an outline of the key aspects of the Plan. If you have any questions after reading this booklet, please contact the Trustee on 020 8639 3347 or by sending an email to apacheuk@capita.co.uk. Please note that the law prohibits the Trustee and your Human Resources Department from giving financial planning or investment advice.

You must always remember that the price of shares can go down as well as up. The price of shares can also be affected by factors other than the performance of the Apache Group and you should take care not to commit more than you can afford to the Plan.

Summary of how the Plan works

        Employee contributions                    Company provides                     All dividends arising
        up to L125 each month                   two Shares for every                   on Shares in the Plan
                                                    Share bought               are reinvested in more Shares in the
                                                                                               Plan
-------------------------------------------------------------------------------------------------------------------
          PARTNERSHIP SHARES                       MATCHING SHARES                        DIVIDEND SHARES
-------------------------------------------------------------------------------------------------------------------
                                                SHARE INCENTIVE PLAN
-------------------------------------------------------------------------------------------------------------------
          PARTNERSHIP SHARES                       MATCHING SHARES                        DIVIDEND SHARES
   May be sold or transferred at any      Must normally be kept in the Plan          Must normally be kept in
  time, but income tax under PAYE and       for three years from date of             the Plan for three years
NICs will be payable unless the Shares     allocation. May then be sold or     from date of allocation. May then be
   have been held in the Plan for at     transferred. Income tax under PAYE     sold or and transferred. Income tax
          least five years.*             and NICs will be payable unless the      (no NICs) will be payable under
                                          Shares have been held in the Plan       self-assessment for higher rate
                                              for at least five years.*        taxpayers unless the Shares are held
                                                                                  in the Plan for at least three
                                                                                              years.*
-------------------------------------------------------------------------------------------------------------------

* Your shares cease to be subject to the Plan when you leave employment in the Apache Group of companies. If you leave under Special Circumstances, there is no income tax or NICs to pay (see page 8).

How do I join the Plan?

WHO IS ELIGIBLE?

You are eligible to join the Plan provided you are a UK employee of Apache North Sea Limited and have been employed in the Apache Group for at least three months.

- You will receive an Application Form with an invitation to join the Plan when you become eligible.

- Fill in your Application Form and return it to your Human Resources Department. If the Application Form is received by your Human Resources Department by the 8th of the month, the first deduction will take place in that month. If the Application Form is received after the 8th of the month, the first deduction will take place the following month.

HOW MUCH CAN I CONTRIBUTE?

If you decide to join the Plan and buy Partnership Shares, you can contribute from L10 up to L125 each month out of your gross PAYE earnings (up to a maximum of 10% of PAYE earnings).

Contributions will be deducted directly from your salary before income tax and NICs.

You can stop contributing to the Plan, or alter your monthly contribution rate at any time by returning a completed Plan Change Form, which is available from your Human Resources Department. If you cease contributions and at some future date you then decide you want to rejoin the Plan, you will have to complete another Application Form.

During any periods of temporary absence (e.g. maternity leave or long-term sickness leave) you will still be able to contribute to the Plan in the normal way, subject to the limit of 10% of your gross PAYE earnings each month. However, you will not be able to contribute during any months when you are not receiving any taxable pay or to make up any missed contributions.

Partnership Shares

ACQUIRING PARTNERSHIP SHARES

The Trustee will invest your contributions in Apache Corporation shares. Each month the Trustee will use the whole amount to buy Shares including fractions, normally on the first day of the following month. The price you pay for the Shares will normally be the market value on the day the Shares are bought on your behalf.

The Partnership Shares you buy with your own money are yours from day one. These Shares are bought from your pay before income tax and NICs are deducted. You can take your Partnership Shares out of the Plan at any time, but you will normally have to pay income tax under PAYE and NICs if you take them out within five years of allocation to you.*

If you leave the Apache Group, your Partnership Shares will cease to be subject to the Plan. Partnership Shares allocated to you within the previous five years will be subject to income tax under PAYE and NICs.*

Matching Shares

In addition to the Partnership Shares you buy each month, you will also receive free Matching Shares. For every Partnership Share you will be allocated two Matching Shares (including fractions), with no income tax or NICs to pay.

Matching Shares cannot normally be sold or transferred from the Plan for a period of three years from the date of allocation. After three years, you can sell or transfer your Matching Shares, but you will normally have to pay income tax under PAYE and NICs if you sell or transfer them within five years of allocation to you.*

If you leave the Apache Group, your Matching Shares will cease to be subject to the Plan. Matching Shares allocated to you within the previous five years will be subject to income tax under PAYE and NICs.*

*THERE IS NO INCOME TAX OR NICs TO PAY IF YOUR SHARES COME OUT OF THE PLAN BECAUSE YOU LEAVE THE APACHE GROUP IN SPECIAL CIRCUMSTANCES (SEE PAGE 8).

Example of how the Plan works

You choose to put L100 per month towards buying Partnership Shares. The Company provides two Matching Shares for every Partnership Share you buy. For this illustration, the Share price and exchange rate remain constant so that each Share costs L40.

                                             PARTNERSHIP      MATCHING
                                YOUR           SHARES          SHARES
                            CONTRIBUTION      PURCHASED      ALLOCATED    TOTAL SHARES
--------------------------------------------------------------------------------------
        Month 1                 L100             2.5             5.0           7.5
--------------------------------------------------------------------------------------
        Month 2                 L100             2.5             5.0           7.5
--------------------------------------------------------------------------------------
        Month 3                 L100             2.5             5.0           7.5
--------------------------------------------------------------------------------------
 TOTAL NUMBER OF SHARES                          7.5            15.0          22.5
--------------------------------------------------------------------------------------

This means that after three months, the Trustee holds 7.5 Partnership Shares and 15 Matching Shares for you, making a total of 22.5 Shares. There will never be any cash balance left at the end of the month because fractions of Shares can be allocated under the Plan.

With no Share price movement, the 22.5 Shares you own are worth L900.

If you pay income tax at the basic rate, the net cost of these shares is L205.80 after relief from income tax (22%) and NICs (9.4%) through payroll.

If you pay income tax at the higher rate, the net cost of these shares is L177 after relief from income tax (40%) and NICs (1%).

Dividend Shares

A dividend is a share in the profits of a company paid to the shareholders, expressed as an amount per share. Shareholders usually receive dividends on those shares they own. The directors of the company determine the amount of any Dividend. Apache Corporation normally declares a dividend payable to shareholders four times a year. Dividends are paid net of US withholding tax (currently 15% if the participant has returned a completed form W-8BEN). Dividends are not guaranteed.

Up to a maximum of L1,500 per tax year of dividends received in respect of your Shares in the Plan will be used to buy Dividend Shares in the Plan. There is no additional income tax to pay on the dividends at that time. Dividends in excess of this amount will be paid directly to you.

Dividend Shares cannot normally be sold or transferred from the Plan for three years, after which time they may be sold or transferred free of income tax.

If you leave the Apache Group, your Dividend Shares will cease to be subject to the Plan. If you pay income tax at the higher rate, you will have to pay income tax on the Dividends used to buy Dividend Shares within the previous three years, but in the year in which the Dividend Shares come out of the Plan. *You will need to include the details on your self-assessment tax return. The US withholding tax that has been deducted at source can be offset against any liability to UK income tax on these dividends. (If you do not pay tax at the higher rate, the US withholding tax satisfies any liability to UK income tax, and you will not need to include the details on your self-assessment tax return.)

NICs are never payable on Dividends or Dividend Shares.

* THERE IS NO INCOME TAX OR NICS TO PAY IF YOUR SHARES COME OUT OF THE PLAN BECAUSE YOU LEAVE THE APACHE GROUP IN SPECIAL CIRCUMSTANCES (SEE PAGE 8).

Leaving the Apache Group

If you leave the Apache Group, all your Shares cease to be subject to the Plan and must be sold or transferred to you.

SPECIAL CIRCUMSTANCES

LEAVING BECAUSE OF INJURY, DISABILITY, REDUNDANCY OR RETIREMENT

If you leave because of injury, disability, redundancy or retirement (at or before normal retirement age as long as this is over the age of 50), your Shares cease to be subject to the Plan. They must then be sold or transferred to you. There will be no income tax or NICs to pay.

WHAT HAPPENS IF I DIE?

In the event of your death, your Shares will be sold or transferred in accordance with instructions from your legal personal representatives. There will be no income tax or capital gains tax to pay. For inheritance tax purposes the value of your Shares will be the market value of the Shares at the date of your death.

LEAVING FOR ANY OTHER REASONS

If you leave the Apache Group (other than in one of the Special Circumstances set out above) your Shares will cease to be subject to the Plan and must be sold or transferred to you. This could mean you have income tax under PAYE and NICs to pay (see page 8 for details).

CHANGES TO THE APACHE GROUP

WHAT HAPPENS IF THE BUSINESS IN WHICH I AM EMPLOYED IS SOLD?

If the business or part of the business in which you are employed is sold out of the Apache Group, your Shares cease to be subject to the Plan and must be sold or transferred to you. There will be no income tax or NICs to pay.

WHAT HAPPENS IF THE COMPANY IS TAKEN OVER OR REORGANISED?

Takeovers and mergers can take many forms and the Trustee will send you the relevant documentation when necessary.

Your tax position

The table below gives a summary of the likely taxation implications of taking part in the Plan. This is for guidance only and if you are in any doubt as to your tax position, you should consult an independent financial adviser before taking any action.

                         YEAR 1      YEAR 2      YEAR 3            YEAR 4         YEAR 5          AFTER YEAR 5
----------------------------------------------------------------------------------------------------------------
                                        Can be sold or transferred at any time
                       -----------------------------------------------------------------------------------------
                                                               Income tax under PAYE and NICs
Partnership Shares      Income tax under PAYE and NICs are       are payable on the lower of
                        payable on the value of the Shares     the initial cost of the Shares    No income tax or
                       when they cease to be subject to the      and the value of the Shares        NICs to pay
                                      Plan. *                   when they cease to be subject
                                                                        to the Plan*
----------------------------------------------------------------------------------------------------------------
                       No sale or transfer normally possible   Can be sold or transferred
                                  for employees.
                       -----------------------------------------------------------------------------------------
                                                               Income tax under PAYE and NICs
                       For leavers, income tax and NICs are      are payable on the lower of
Matching Shares         payable on the value of the Shares     the initial cost of the Shares    No income tax or
                       when they cease to be subject to the      and the value of the Shares       NICs to pay.
                                      Plan.*                    when they cease to be subject
                                                                        to the Plan.*
----------------------------------------------------------------------------------------------------------------
                       No sale or transfer normally possible
                                  for employees.
                       -------------------------------------
                        For leavers, if Shares cease to be
                         subject to the Plan and you are a
                        higher rate taxpayer, you will have
                       to pay UK income tax on the original
Dividend Shares          value of the dividend, but in the                     No income tax to pay.
                        year the Shares cease to be subject
                        to the Plan. US withholding tax can
                         be offset against this liability.
                       NICs are not payable on dividends or
                                Dividend Shares. *
----------------------------------------------------------------------------------------------------------------

*If you leave because of injury, disability, redundancy, retirement (at or before normal retirement age as long as this is over the age of 50), death or if the business in which you are employed is sold out of the Apache Group, there is no income tax or NICs to pay when your Shares cease to be subject to the Plan.

CAPITAL GAINS TAX

There is no capital gains tax to pay on the growth in value of your Shares whilst they remain in the Plan. As you can leave your Shares in the Plan for all the time you are employed by the Apache Group, there is no capital gains tax to pay on any growth in the value of your Shares in the Plan, over your period of employment. If you subsequently transfer the Shares into your own name they will become subject to capital gains tax in the same way as any other investment. The base cost for calculating capital gains tax going forward will be the market value of the Shares when they leave the Plan. Taper relief will run from the date the Shares leave the Plan and will apply to any subsequent increase in value.

NOTE: Shares cease to be subject to the Plan on the date you leave the Apache Group.

TAX LAW CHANGES FROM TIME TO TIME AND YOU SHOULD CONFIRM THE POSITION BEFORE SHARES ARE SOLD OR TRANSFERRED.

Share ownership

SHARES AWARDED TO YOU UNDER THE PLAN

Shares in the Apache Corporation are listed on the New York Stock Exchange. The price of shares varies according to demand on the stock market. Accordingly, the price of any share may go up or down - sometimes very quickly. The price depends upon what purchasers are prepared to pay. This will be largely influenced by a company's profitability and prospects but may also be affected by general economic circumstances, exchange rates, political events and other factors outside the control of the company.

DIVIDENDS

A dividend is a share in the profits of a company distributed to shareholders, expressed as an amount per share. The directors of the company determine the amount of any dividend. Apache Corporation normally declares a dividend payable to shareholders four times a year. Dividends are paid net of US withholding tax (currently 15% if the participant has returned a completed form W-8BEN). Dividends are not guaranteed.

WHO OWNS THE SHARES?

You are the beneficial owner of all the Shares awarded to you and held in Trust under the Plan as soon as they are allocated to you.

VOTING

Shares in Apache Corporation carry the right to vote. This is your right, but as the Shares will be held in the name of the Trustee, you have to instruct the Trustee how to vote on your behalf, if you want them to do so. You will receive relevant documentation as and when necessary.

WHO LOOKS AFTER YOUR SHARES?

The Company has appointed Capita IRG Trustees Limited to administer the Plan and undertake the Trustee's duties. Capita IRG Trustees Limited has considerable experience in handling such plans and is independent of the Company.

CAPITA IRG TRUSTEES LIMITED

The Registry
34 Beckenham Road
Beckenham
Kent BR3 4TU
Tel: 020 8639 3347
Fax: 020 8639 2467
email: apacheuk@capital.co.uk

KEEPING YOU UP TO DATE - STATEMENTS

The Trustee will send you two Plan Statements a year, approximately six months apart in May and November. Each Plan Statement will show details of Shares acquired during the previous six months and give details of your total shareholding under the Plan.

Selling or transferring your Shares

In order to sell your Shares or have them transferred into your name or a broker account, you must send a completed Sale Form or Transfer Form to the Trustee. The forms are available from the Trustee. Details of the administration fees and broker's commission payable are included on the Sale or Transfer Form. If you sell your Shares, the administration fee and broker's commission will be deducted from the sale proceeds. If you transfer your Shares, you will need to send a cheque to the Trustee for the administration charge with your completed Transfer Form and any applicable tax and NICs payment.

PAYING INCOME TAX (IF APPLICABLE)

ON SALE

If the Trustee sells Partnership Shares or Matching Shares on your behalf within five years of allocation to you, the proceeds will be paid to you through payroll net of income tax and NICs. If income tax is deducted at the basic rate and you are a higher rate taxpayer, you will need to include the details on your self-assessment tax return. If you are not liable to income tax you may be able to claim a rebate at the end of the tax year. If the Trustee sells Dividend Shares on your behalf within three years of allocation, you will need to include the details on your self-assessment tax return if you pay tax at the higher rate. The US withholding tax that has been deducted at source can be offset against any liability to UK income tax on these dividends. If you do not pay tax at the higher rate, the US withholding tax satisfies any liability to UK income tax, and you will not need to include the details on your self-assessment tax return. Any administration fee and broker's commission will be deducted from the sale proceeds.

ON TRANSFER

If you leave the Apache Group and ask the Trustee to transfer your Shares to you, they will notify you of the amount of any income tax and NICs to be paid. On receipt of a payment from you for the income tax, NICs, and any administration fee due, the Trustee will arrange for you to be entered on the register of shareholders of the Company. If you ask the Trustee to transfer Dividend Shares before the end of three years, you will need to include the details on your self-assessment tax return if you pay tax at the higher rate. The US withholding tax that has been deducted at source can be offset against any liability to UK income tax on these dividends. If you do not pay tax at the higher rate, the US withholding tax satisfies any liability to UK income tax, and you will not need to include the details on your self-assessment tax return.

Further Information

TRUST DEED AND RULES

The Plan is administered in accordance with the Trust Deed and Rules, a legally binding document governing the Plan. This booklet is an explanatory guide only. If there is any discrepancy between the two documents the Trust Deed and Rules will take precedence. Copies of the Trust Deed and Rules are available for inspection, and you may arrange to see this document through your Human Resources Department. The Company may vary or terminate the Plan. However, any such change will not affect your position with regard to Shares already in the Plan.